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                                                        EXHIBIT 1
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

                                    AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G
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                   Each of the undersigned hereby affirms that it is individually eligible to use
                   Schedule 13G, and agrees that this Schedule 13G is filed on its behalf.



                   Date: September 18, 2003



                                         CITIGROUP GLOBAL MARKETS HOLDINGS INC.


                                         By: /s/ Joseph B. Wollard
                                         -------------------------------------
                                         Name:  Joseph B. Wollard
                                         Title: Assistant Secretary



                                         CITIGROUP INC.


                                         By: /s/ Serena D. Moe
                                         -------------------------------------
                                         Name:  Serena D. Moe
                                         Title: Assistant Secretary


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